Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the two separate registration statements of Independent Bankshares, Inc. on Form S-8 (File Nos. 33-83112 and 333-07567) of our report dated February 2, 1998, on our audits of the consolidated financial statements of Independent Bankshares, Inc. as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997, which report is incorporated by reference in this Annual Report on Form 10-K

/s/  Coopers & Lybrand L.L.P

Forst Worth, Texas
March 26, 1998